UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2013

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

As previously announced in June 2012, the Board of Directors of Iron Mountain Incorporated (the “Company”) unanimously approved a plan (the “Conversion Plan”) for the Company to pursue conversion to a real estate investment trust (“REIT”) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The Company is in the process of implementing the Conversion Plan, pursuant to which the Company would elect REIT status no earlier than its taxable year beginning January 1, 2014.

As part of the Conversion Plan, the Company submitted requests for private letter rulings relating to its conversion to a REIT (collectively, “PLRs” and each a “PLR”) to the U.S. Internal Revenue Service (the “IRS”). The PLR requests have multiple components, and the Company’s conversion to a REIT will require favorable rulings from the IRS on a number of technical tax issues, including the characterization of the Company’s racking structures as real estate.

The Company has recently been informed by the IRS that the IRS formed a new internal working group (the “Working Group”) to study the current legal standards the IRS uses to define “real estate” for purposes of the REIT provisions of the Code and what changes or refinements, if any, should be made to those current legal standards. The Company believes that the formation of, and the study undertaken by, the Working Group will impact the anticipated timing of a definitive response from the IRS to some, if not all, of the Company’s pending PLR requests as well as PLR requests submitted to the IRS by other companies that involve similar issues. In particular, the Company believes that the IRS is unlikely to provide a definitive response to the Company’s pending PLR request regarding whether the Company’s racking structures constitute “real estate” for REIT purposes (the “Racking Structure Request”) until the Working Group concludes its study. While the Working Group’s study is pending, however, it is possible the IRS may address some of the other components of the Company’s pending PLR requests, though the Company cannot predict when the Working Group will complete its study and provide definitive responses to the Company’s PLR requests.

Prior to the Company’s learning of the formation of the Working Group, the IRS informed the Company that the IRS was “tentatively adverse” to providing a PLR that the Company’s racking structures constitute “real estate” for REIT purposes. The Company understands that the designation of “tentatively adverse” can have one or more meanings under IRS procedures, including (1) the IRS being undecided pending receipt from the taxpayer of additional facts or additional analysis on technical points of law or (2) the IRS having a full understanding of the underlying facts and a solidified view as to applicable law and reaching a tentative adverse conclusion as to how the law applies to the taxpayer’s facts.  Due to the preliminary nature of an initial “tentatively adverse” designation, it is not unusual for the IRS to later issue a favorable PLR after an initial “tentatively adverse” designation.

As part of standard IRS PLR procedures when the IRS makes an initial “tentatively adverse” designation, the Company requested, and the IRS convened, a “conference of right” at which the Company explained its position on its racking structures to the IRS. The conference included a discussion among representatives of the Company and the IRS of legal authorities, including prior IRS rulings, relevant to the characterization of the Company’s racking structures as well as important factual details relating to the Company’s racking structures, including the Company’s racking structure permitting, design and construction.

The Company is not certain why the IRS was tentatively adverse on the Racking Structure Request, but, after consultation with the Company’s outside tax advisors, the Company believes one or more of the following are the most likely explanations: (1) the IRS was simply undecided, under current legal standards, on whether the Company’s racking structures are properly characterized as “real estate” for REIT purposes, (2) the IRS sought greater clarity of the underlying facts and additional input on technical points of law, and/or (3) the IRS did not want to issue a ruling, either favorable or adverse, on the Company’s racking structures until the Working Group completed its study.

The Company believes that it made a compelling case in its PLR request and during the conference of right on the characterization of its racking structures as real estate. The Company highlighted that its racking structures are permanent structures that are affixed to the foundation of the building shell; like the interior walls, floors and ceilings of a building, the Company’s racking structures are constructed to integrate with a specific building shell and the associated building systems and to remain permanently in place. The Company believes that under current legal standards the Company’s racking structures are “real estate” for REIT purposes; however, the Company can provide no assurances that the IRS will agree.

Furthermore, the Company believes that, once the Working Group completes its study, the IRS will analyze whether the Company’s racking structures constitute “real estate” for REIT purposes under the existing legal standards or any changed or refined legal standards that may be developed by the Working Group. It is possible that the IRS will not modify its current legal standards, or that any modification made will not be material to the Company’s PLR requests, including the Racking Structure Request. As previously stated, the Company believes that its racking structures constitute “real estate” for REIT purposes under current legal standards. If the IRS changes or refines the legal standards in a way that is material to the Company’s PLR requests, the Company expects that the IRS would grant it an additional conference if the IRS is “tentatively adverse” to the characterization of the Company’s racking structures as “real estate” under the new standards.

The Company anticipates that the formation of the Working Group, and the study undertaken by the Working Group, will likely delay a definitive response to some, if not all, of its pending PLR requests, and it can provide no assurances on the length of any such delay. The Company continues to move forward with other aspects of the Conversion Plan, including legal restructuring initiatives, the implementation of enterprise reporting system upgrades and testing of REIT-critical systems. The Company continues to work on the Conversion Plan to ensure readiness to elect REIT status beginning January 1, 2014; however, the Company can provide no assurance that it will be able to elect REIT status as of January 1, 2014, or at all.

In addition, the Company anticipates amending or refinancing its revolving credit and term loan facilities in the second or third quarter of 2013.  The Company also may access the debt markets prior to the end of the third quarter of 2013, and the Company would expect to use the net proceeds of any such issuance for refinancing existing debt or other general business purposes. This Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offering, if made, will either be made pursuant to a prospectus and an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or transactions exempt from registration under the Securities Act.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. The forward looking statements are subject to various known and unknown risks, uncertainties and other factors. When the Company uses words such as “believes,” “expects,” “anticipates,” “estimates,” “plans” or similar expressions, the Company is making forward looking statements. Although the Company believes that its forward-looking statements are based on reasonable assumptions, its expected results may not be achieved, and actual results may differ materially from its expectations. For example:

•                  This Current Report states that the Company plans to pursue conversion to a REIT. In fact, as previously disclosed, there are significant implementation and operational complexities to address before the Company can convert to a REIT, including obtaining favorable PLRs from the IRS, completing internal reorganizations and modifying accounting, information technology and real estate systems, receiving stockholder approvals, refinancing the Company’s revolving credit and term loan facilities and making required stockholder payouts. The Company can provide no assurance when conversion to a REIT will be complete, if at all. In addition, REIT qualification involves the application of highly technical and complex provisions of the Code to the Company’s operations as well as various factual determinations concerning matters and circumstances not entirely within the Company’s control. Although, if it converts to a REIT, the Company plans to operate in a manner consistent with the REIT qualification rules, the Company cannot give assurance that it will so qualify or remain so qualified. Further, under the Code, no more than 25% of the value of the assets of a REIT may be represented by securities of one or more taxable REIT subsidiaries and other nonqualifying assets. This limitation may affect the Company’s ability to make large investments in other non-REIT qualifying operations or assets. As such, compliance with REIT tests may hinder the Company’s ability to make certain attractive investments, including the purchase of significant nonqualifying assets and the material expansion of non-real estate activities.

•                  This Current Report states that the Company plans to elect REIT status no earlier than the taxable year beginning January 1, 2014. In fact, the Company does not know when, if at all, it will elect REIT status, and it may not do so. Further, as described in this Current Report, many conditions must be met in order to complete the conversion to a REIT, and the timing and outcome of many of these are beyond the Company’s control.

•                  This Current Report primarily focuses on the status of the Working Group and the Racking Structure Request. In fact, as noted in this Current Report, the Company’s PLR requests seek rulings on a number of other technical tax issues that the IRS has not yet ruled on. The Company can provide no assurance that the IRS will ultimately provide the Company with a favorable PLR on the Racking Structure Request or on the Company’s other PLR requests, or that any favorable PLR will be received in a timely manner for the Company to convert successfully to a REIT as of January 1, 2014. Further, changes in legislation or the federal tax rules or applicable legal standards can adversely impact the Company’s ability to convert to a REIT or the benefits of being a REIT.

•                  This Current Report states that the IRS has formed the Working Group to study what changes or refinements, if any, should be made to the current legal standards utilized by the IRS to define “real estate” for purposes of the REIT provisions of the Code and that the study will impact the timing of the IRS’s definitive response to the Company’s PLR requests. In fact, the Company does not know the scope or timing of the study undertaken by the IRS, and it is possible the study could impact other rulings the Company is seeking from the IRS. The IRS may dissolve the Working Group at any time, and the study may be expanded, narrowed, extended or terminated by the IRS without notice to the Company.

•                  This Current Report states that the initial “tentatively adverse” designation by the IRS with respect to the Racking Structure Request may be the result of several factors considered by the IRS. In fact, the Company does not know why the IRS applied an initial “tentatively adverse” designation to the Racking Structure Request. This Current Report also provides several reasons why the Company believes its racking structures constitute “real estate” for REIT purposes. In fact, the IRS may disagree with the Company’s specific reasons why, and its ultimate assessment that, the Company’s racking structures constitute “real estate” for REIT purposes. For these reasons, among others, the Company can give no assurances that the IRS will ultimately provide a favorable PLR with respect to the Racking Structure Request.

•                  This Current Report states that the Company expects that the IRS would grant the Company an additional conference if the IRS changes or refines the legal standards in a way that is material to the Company’s PLR requests and the IRS is tentatively adverse to the characterization of the Company’s racking structures as “real estate” for REIT purposes. However, under IRS procedures, the Company likely would not have a “conference of right” under such a circumstance, and it is possible that the IRS may decide not to grant the Company an additional conference to meet with the IRS to discuss the characterization of the Company’s racking structures under the changed or refined legal standards.

•                  This Current Report states that the Company anticipates amending or refinancing its revolving credit and term loan facilities and may access the debt markets. However, the Company can provide no assurance that it will be successful in amending or refinancing such facilities or accessing the debt markets on favorable terms in the anticipated time frames or at all.  This will depend on many factors, including the Company’s then existing leverage, market conditions and other factors beyond the Company’s control, including the consent and/or participation of a number of financial institutions with respect to the amendment or refinancing of such facilities.

You should not rely upon forward-looking statements except as statements of the Company’s present intentions and of the Company’s present expectations, which may or may not occur. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures the Company has made in this document as well as the Company’s other filings with the Securities and Exchange Commission (the “SEC”), including the sections “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: June 6, 2013